                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Zoll Medical Corporation
                (Name of Registrant as Specified In Its Charter)

                                    [ ]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            ZOLL MEDICAL CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 4, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Zoll Medical Corporation (the "Company") will be held on Tuesday, February 4, 1997 at 10:00 a.m. at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 for the following purposes:

          1. To elect three Class II directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          2. To approve the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), pursuant to which the Company grants stock options to its non-employee directors to purchase up to 100,000 shares of common stock, par value $.02 per share (the "Common Stock"), representing approximately 1.6% of the total number of outstanding shares;

          3. To amend the Company's 1992 Stock Option Plan (the "Plan") to increase the number of Shares of the Company's Common Stock subject to issuance under the Plan by 200,000 shares or approximately 3.2% of the total number of outstanding shares; and

          4. To consider and act upon any other matters which may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on December 13, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the 1997 Annual Meeting and at any adjournments or postponements thereof. Stockholders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          William H. Gorham, Clerk

Burlington, Massachusetts
December 23, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            ZOLL MEDICAL CORPORATION

                                32 SECOND AVENUE
                                 NORTHWEST PARK
                        BURLINGTON, MASSACHUSETTS 01803

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 4, 1997

                                                               December 23, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zoll Medical Corporation (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Tuesday, February 4, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon (i) the election of three Class II directors of the Company, (ii) the approval of the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), (iii) the amendment of the Company's 1992 Stock Option Plan (the "Plan"), and (iv) any other matters properly brought before the Annual Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about December 23, 1996. The Board of Directors has fixed the close of business on December 13, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.02 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,182,534 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of directors. A majority of the total votes cast at the Annual Meeting is required for approval of each of the Directors' Plan and the proposed amendment to the Plan. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors, approval of the proposed Directors' Plan or approval of the amendment to the Plan.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS OF THE COMPANY NAMED IN THIS PROXY

STATEMENT, FOR APPROVAL OF THE DIRECTORS' PLAN, AND FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTER OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1996 Annual Report, including the Company's audited financial statements for the fiscal year ended September 28, 1996, is being mailed to stockholders concurrently with this Proxy Statement.

                                   PROPOSAL 1
                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors of the Company is comprised of seven members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each succeeding annual meeting of stockholders.

     At the Annual Meeting, three Class II directors will be elected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Willard M. Bright, Thomas M. Claflin, II and M. Stephen Heilman for election as Class II directors (the "Nominees"). The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information with respect to the three Nominees for election as directors at the Annual Meeting and those continuing directors of the Company whose terms expire at the annual meetings of stockholders in 1998 and 1999 based on information furnished to the Company by each director. The following information is as of September 28, 1996 unless otherwise specified.

                                                                         AMOUNT AND NATURE OF
            NAME AND PRINCIPAL OCCUPATION                     DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
                 FOR PAST FIVE YEARS                    AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
------------------------------------------------------  ---   --------   --------------------   --------
          CLASS II NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING -- TERM TO EXPIRE IN 2000
Willard M. Bright.....................................  82      1983            172,200(2)          2.8%
  Formerly Chairman of the Board of Directors of the
  Company. Formerly President and Chief Executive
  Officer of The Kendall Company and Boehringer
  Mannheim Corporation, medical products
  manufacturers, and President and director of
  Curtiss-Wright Corp., an aerospace and industrial
  products manufacturer. Mr. Bright is a Director of
  CSS Industries, Inc., Furman Lumber Company and
  MacroChem Corporation.
Thomas M. Claflin, II.................................  55      1980             64,245(3)          1.0%
  Principal of Claflin Capital Management, Inc., a
  venture capital firm, and General Partner of several
  of its venture capital partnerships. Mr. Claflin is
  a Director of Altron Incorporated.
M. Stephen Heilman....................................  62      1996            210,000             3.4%
  Founder, Chairman and Chief Executive Officer of
  Lifecor, Inc. since 1986. Founder, Chairman and
  Chief Executive Officer of Vascor, Inc. since 1986.
  Mr. Heilman is a director of SkyMark Corporation,
  Actronics, Medrad Inc. and Precision Therapeutics.
                        CLASS III CONTINUING DIRECTORS -- TERM TO EXPIRE IN 1998
Richard A. Packer.....................................  39      1996             12,300(4)         *
  President and Chief Operating Officer of the Company
  since 1996. Formerly Chief Financial Officer and
  Vice President of Operations of the Company since
  1992; Vice President of various functions at
  Whistler Corporation, a consumer electronics
  company, prior to 1992.
Rolf S. Stutz.........................................  47      1983            124,400(5)          2.0%
  Chairman of the Board of Directors and Chief
  Executive Officer of the Company. From 1978 until he
  joined the Company in 1983, Mr. Stutz held a variety
  of domestic and international management positions
  with Millipore Corporation, a manufacturer of high
  technology membrane filtration and purification
  products for the analytical, pharmaceutical and
  microelectronics markets. Mr. Stutz is a director of
  Hemasure Corporation, Cambridge Heart, Inc. and
  Lifecor, Inc.

                                                                         AMOUNT AND NATURE OF
NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
   FOR PAST FIVE YEARS                                  AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-----------------------------                           ---   --------   --------------------   --------

                         CLASS I CONTINUING DIRECTORS -- TERM TO EXPIRE IN 1999

Noah T. Herndon.......................................  64      1995              5,000               *
  Partner of Brown Bothers Harriman & Co. since 1974.
  From 1978 to present Mr. Herndon has been the
  partner principally in charge of the operations for
  Brown Brothers Harriman & Co.'s Boston office. Mr.
  Herndon is a director of National Auto Credit, Inc.,
  Fieldcrest Cannon, Inc. and Watts Industries, Inc.

C. William Zadel......................................  53      1996              1,000               *
  Chairman, President and Chief Executive Officer of
  Millipore Corporation, a manufacturer of high
  technology membrane filtration and purification
  products for the analytical, pharmaceutical and
  microelectronics markets. Formerly President and
  Chief Executive Officer of Ciba Corning Diagnostics
  Corp., a leading biotechnology company and supplier
  to the clinical laboratory market, where he was
  employed since 1983. Mr. Zadel is a director of
  Kulicke & Soffa Industries, Inc.

All directors and executive officers as a group (12                             626,645(6)         10.0%
  persons).

---------------

   * Less than 1%.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.

 (2) Represents 172,200 shares of Common Stock held by the Willard M. Bright Revocable Inter Vivos Trust dated August 2, 1990.

 (3) Includes 229 shares of Common Stock held by Mr. Claflin's spouse and 3,277 shares held by various Claflin Capital Management, Inc. partnership entities, as to which Mr. Claflin disclaims beneficial ownership.

 (4) Includes 8,000 shares of Common Stock subject to stock options exercisable as of September 28, 1996, or which will become exercisable within 60 days after September 28, 1996.

 (5) Includes 40,000 shares of Common Stock subject to stock options exercisable as of September 28, 1996.

 (6) Includes 85,500 shares of Common Stock subject to stock options exercisable as of September 28, 1996, or which will become exercisable within 60 days after September 28, 1996.

     Dr. Paul M. Zoll has been made an Emeritus member of the Board.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held 6 meetings during the fiscal year ended September 28, 1996. Each of the directors attended more than 75% of the aggregate of the total number of meetings of the Board of

Directors and of the committees of which he was a member which were held during the period he was a director or committee member, with the exception of Dr. Zoll.

     The Company has standing Audit and Compensation Committees. The members of the Audit Committee are Messrs. Claflin (as Chairman), Herndon and Heilman. The Audit Committee reviews the results of the annual audit of the Company's accounts conducted by the Company's independent auditors and the recommendations of the auditors with respect to accounting systems and controls. During the fiscal year ended September 28, 1996, the Audit Committee held 1 meeting.

     The members of the Compensation Committee are Messrs. Claflin (as Chairman), Herndon and Zadel. The Compensation Committee reviews and approves the Company's executive compensation and benefit policies, administers the Company's 1992 Stock Option Plan and the Directors' Plan. During the fiscal year ended September 28, 1996, the Compensation Committee held 1 meeting. The Compensation Committee's report on executive compensation appears elsewhere in this Proxy Statement.

     The Board of Directors selects nominees for election as directors of the Company. The Board of Directors will consider a nominee for election to the Board recommended by a stockholder of record if such recommendation is timely in accordance with, and is accompanied by the information required by, the Company's By-laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive: (i) an $8,000 annual retainer payable quarterly; (ii) a $2,000 annual retainer for Committee Chairmen payable quarterly; and (iii) a $500 meeting fee for each meeting of directors attended. Dr. Bright has a consulting arrangement with the Company pursuant to which he provides management, personnel and marketing advice and services to the Company. During the fiscal year ended September 28, 1996, Dr. Bright received $50,000 pursuant to this arrangement.

     The Company has granted options for shares of the Company's Common Stock as provided in the Directors' Plan. See "Proposal 2 -- Approval of Directors' Plan."

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company with respect to the three most recent fiscal years ended September 28, 1996 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers in fiscal 1996.

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                             ANNUAL COMPENSATION              -----------------
                                  -----------------------------------------   SHARES UNDERLYING
        NAME AND                                             OTHER ANNUAL          OPTIONS            ALL OTHER
   PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)     GRANTED(#)(2)     COMPENSATION($)(3)
   ------------------      ----   ---------   -----------   ---------------   -----------------   ------------------
Rolf S. Stutz............  1996    243,667       50,000           4,800(4)            --                   720
  Chairman and Chief       1995    231,000         --             4,800(4)            --                   947
  Executive Officer        1994    210,000       15,000           4,800(4)            --                 1,680

Richard A. Packer........  1996    163,333       45,000              --             20,000                 720
  President and Chief      1995    140,000       27,000              --             12,000                 574
  Operating Officer        1994    130,000       10,000              --               --                 1,040

Frits J. Borst...........  1996    146,221       47,922(5)       33,547(6)            --                  --
  Vice President-          1995    148,483       31,714(5)       22,682(6)          12,000                --
  International
    Operations             1994    122,014       10,187(5)       20,112(6)          30,000                --

Donald Boucher...........  1996    129,000       29,000              --               --                   619
  Vice President-          1995    125,000       15,000              --             12,000                 513
  Research and             1994     93,871       10,000          25,000(7)          30,000                 751
  Development

Ward M. Hamilton.........  1996    110,000       44,000              --               --                   528
  Vice President-          1995    109,167           --              --              6,000                 523
  Marketing                1994    100,000       18,000              --               --                   480

---------------

(1) Amounts shown for each fiscal year include bonuses paid during the succeeding fiscal year. Thus, the 1996 bonus includes an amount paid in fiscal 1997 for fiscal 1996.

(2) See the following table captioned "Option Grants in Last Fiscal Year" for additional information.

(3) All Other Compensation reflects life insurance premiums paid by the Company for the executive officers.

(4) This amount reflects an automobile allowance for Mr. Stutz.

(5) These amounts represent a bonus payment of $28,973 and payment of $18,949 made in lieu of vacation benefits for fiscal 1996, a bonus payment of $20,303 and a payment of $11,411 made in lieu of vacation benefits for fiscal 1995, and a payment in lieu of vacation benefits for fiscal 1994.

(6) These amounts reflect an automobile allowance for Mr. Borst of $7,884 for 1996 and 1995, payments of $22,404, $14,798 and $13,542 made as a pension contribution for 1996, 1995 and 1994, respectively, and a payment of $3,259 for disability insurance for 1996.

(7) This amount represents a moving allowance paid to Mr. Boucher.

     Option Grants in Last Fiscal Year. The following table sets forth certain information regarding options granted during the fiscal year ended September 28, 1996 by the Company to the Chief Executive Officer and each other executive officer named in the Summary Compensation Table.


                                                                                                     POTENTIAL
                                                          INDIVIDUAL GRANTS                      REALIZABLE VALUE
                                        ------------------------------------------------------   AT ASSUMED RATES
                                                       PERCENT OF                                 OF STOCK PRICE
                                          SHARES     TOTAL OPTIONS                               APPRECIATION FOR
                                        UNDERLYING     GRANTED TO      EXERCISE                  OPTION TERM($)(2)
                                         OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION   -----------------
NAME                                   GRANTED(#)   FISCAL YEAR(%)   SHARE($)(1)      DATE        5%        10%
----                                   ----------   --------------   -----------   ----------   -------   -------
Rolf S. Stutz.........................      --             --             --             --         --        --
  Chairman and Chief
    Executive Officer

Richard A. Packer.....................    20,000           10%            8.75       11/16/05    110,000   279,000
  President and Chief
    Operating Officer

Frits J. Borst........................      --             --             --             --         --        --
  Vice President-
    International Operations

Donald Boucher........................      --             --             --             --         --        --
  Vice President - Research
  and Development

Ward M. Hamilton......................      --             --             --             --         --        --
  Vice President - Marketing

---------------

(1) Represents the closing market price of the Common Stock on the grant date of November 16, 1995.

(2) Represents the value of the options granted at the end of the option term if the market price of the Company's Common Stock on the date of grant were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of the stock held by all stockholders will also increase proportionally.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth certain information regarding stock options exercised during the fiscal year ended September 28, 1996 and stock options held as of September 28, 1996 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table.

                                                                    NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                  SHARES                       OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END(2)
                                 ACQUIRED                      --------------------------     -----------------------
                                    ON            VALUE         EXERCIS-       UNEXERCIS-     EXERCIS-     UNEXERCIS-
NAME                            EXERCISE(#)   REALIZED($)(1)   ABLE(#)(3)       ABLE(#)       ABLE($)       ABLE($)
----                            -----------   --------------   ----------      ----------     --------     ----------
Rolf S. Stutz.................    --             --              40,000          20,000        235,000        27,500
  Chairman and Chief
    Executive Officer

Richard A. Packer.............    --             --                   0          72,000              0       283,000
  President and Chief
    Operating Officer

Frits J. Borst................    --             --                   0          42,000              0       126,750
  Vice President-
    International Operations

Don Boucher...................    --             --                   0          42,000              0       126,750
  Vice President-
    Research & Development

Ward M. Hamilton..............    --             --              30,000          30,000        363,749        56,501
  Vice President-Marketing

---------------

(1) Value realized equals the aggregate market value of the shares acquired on the exercise date(s), less the applicable aggregate option exercise price(s).

(2) Year-end value is based on the closing market price per share on September 27, 1996 ($15.875), less the applicable aggregate option exercise price(s) of in-the-money options multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

(3) Includes options exercisable within 60 days after September 28, 1996.

     Stock Option Repricings. Effective April 22, 1996, the Board of Directors and the Compensation Committee voted to adjust the exercise price and extend the vesting periods of stock options granted to officers and employees of the Company in fiscal 1992, 1993 and 1994. The purpose of these actions was to restore the incentive effect of such options. The following table sets forth information with respect to such repricing of options held by executive officers. As disclosed in the proxy statement for the 1996 Annual Meeting of Stockholders, the Company repriced certain options held by these persons in 1995.

                                                                                                               LENGTH OF
                                                                                                               ORIGINAL
                                                           MARKET PRICE OF                                    OPTION TERM
                                         NUMBER OF          COMMON STOCK     EXERCISE PRICE                  REMAINING AT
                       EFFECTIVE   SECURITIES UNDERLYING     AT TIME OF        AT TIME OF     NEW EXERCISE      DATE OF
NAME                      DATE       OPTIONS REPRICED(#)     REPRICING ($)    REPRICING ($)     PRICE ($)     REPRICING (1)
----                   ---------   ---------------------   ---------------   --------------   ------------   -------------
Rolf S. Stutz........    4/22/96           20,000               14.50             24.75           14.50         7 years
Richard A. Packer....    4/22/96           30,000               14.50             21.75           14.50         7 years
                         4/22/96           10,000               14.50             24.75           14.50         7 years
Frits J. Borst.......    4/22/96           30,000               14.50             36.75           14.50         8 years
Donald Boucher.......    4/22/96           30,000               14.50             31.00           14.50         8 years
Ward Hamilton........    4/22/96           10,000               14.50             24.75           14.50         7 years

---------------

(1) Represents the approximate remaining option term. In connection with the repricing, the vesting of these options was delayed, such that the options would begin to vest ratably over the first four anniversaries of the effective date of repricing.

STOCK PERFORMANCE CHART

     The following chart provides a quarterly comparison, from the Company's initial public offering in July 1992, of the cumulative total shareholder return (assuming reinvestment of any dividends) among Zoll Medical Corporation, the NASDAQ National Market ("NASDAQ") Index and the Hambrecht & Quist ("H&Q") Health Care (Excluding Biotechnology) Index, an industry index of 43 health care and medical technology companies (including the Company). The NASDAQ Index has been provided because the Common Stock is listed on this market. The historical information set forth below is not necessarily indicative of future performance.

                COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*


                                                                      H & Q
      MEASUREMENT PERIOD         ZOLL MEDICAL    NASDAQ STOCK       HEALTHCARE-
    (FISCAL YEAR COVERED)         CORPORATION      MARKET-US   EXCLUDING BIOTECHNOLOGY
0                                     100             100             100
1.5                                   150             102              91
13.5                                  269             133              67
25.5                                   69             135              80
37.5                                   69             186             119
49.5                                  115             220             145

---------------

* $100 invested on 7/16/92 in stock or index -- including reinvestment of dividends.
  Fiscal year ending September 30.

REPORT OF THE COMPENSATION COMMITTEE

     Objective of the Company's Compensation Program. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of leading the Company effectively and continuing its growth in the competitive marketplace for cardiac resuscitation equipment. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

     Like many other public companies, the Company uses a three-pronged approach to its compensation program. First, the executive's base salary is intended to create a reasonably competitive minimum level of compensation for each executive for the following twelve months. Second, the Company maintains an incentive bonus program for executive officers and certain other members of management under which discretionary bonuses may be offered based upon the achievement of corporate and individual performance goals. The objective of the incentive bonus program is to reward executives for their past twelve months' performance. Finally, the Company utilizes stock options granted under its 1992 Stock Option Plan as a long-term incentive for the executive officers as well as for many other employees of the Company. The Company believes that stock options are important in aligning management and stockholder interests and in encouraging management to adopt a longer-term perspective. Accordingly, options generally provide for incremental vesting over a four-year period.

     Compensation Committee Procedures. The Company's executive compensation program is administered under the direction of the Company's Compensation Committee, which as of September 28, 1996 was composed of three non-employee directors. The Compensation Committee meets periodically in connection with regularly-scheduled Board of Directors' meetings, and may consult by telephone at other times. The determinations of the Compensation Committee relating to the compensation of the Company's executive officers and the granting of options are then approved or ratified by all of the non-employee directors.

     With respect to the compensation of Mr. Stutz, the Compensation Committee exercises its independent discretion in determining his compensation, subject to review by all of the non-employee directors. With respect to the compensation of the other executive officers, the Compensation Committee consults other members of the Board, but generally relies to a significant extent on Mr. Stutz's recommendations as the Company's Chief Executive Officer.

     Compensation of the Chief Executive Officer. The Compensation Committee considers the Company's financial performance, as measured by sales and earnings growth, to be a significant determinant in Mr. Stutz's overall compensation package. In making its determinations, however, the Compensation Committee also considers a number of other factors which are not subject to precise quantitative measurement and which the Committee believes can only be properly assessed over the long term. In fiscal 1996, these factors included development of the management organization, strategic planning for new products, and the development of new products and markets through acquisitions and investments. Beginning in September 1996, following the June 4th election of Richard Packer to the office of President and Chief Operating Officer, Mr. Stutz became associated on a part-time basis with Claflin Capital Management, a venture capital management company managed by Thomas Claflin. Mr. Stutz intends to continue this association during fiscal 1997. Mr. Stutz retains full responsibility as Chief Executive Officer of the Company and has agreed with the Board of Directors that if the proper discharge of his responsibilities as Chief Executive Officer requires him to be physically present with the Company on a full-time basis, he will do so. Looking to 1997, the Compensation Committee intends to consider the degree of success achieved by Mr. Stutz in turning management responsibilities over to Mr. Packer and Mr. Packer's success in discharging these duties as well as Mr. Stutz's continued success in the development of the management organization and strategic planning for and development of new products and markets. The Compensation Committee utilizes its business judgment to evaluate these factors substantively, without the application of any mechanical formula.

     For fiscal 1996, the Compensation Committee determined to raise Mr. Stutz's base salary by approximately 8% from $231,000 to $250,000, based on the Committee's judgment that such amount represented a competitive base salary. The Compensation Committee has recommended that this salary level remain the same for fiscal 1997. Mr. Stutz's bonus for fiscal 1996 was set at $50,000. No bonus was paid to Mr. Stutz in 1995. Mr. Stutz's bonus for fiscal 1997 will be based on 1997 performance.

     Compensation of Other Executive Officers. The Company's executive compensation program utilizes several different subjective performance factors in determining the compensation of the Company's other executive officers. Each executive officer's compensation is based upon Mr. Stutz's, and ultimately the Compensation Committee's, judgment as to the achievement of specific individual or Company performance goals.

     Report on Option Repricing. As described above, effective April 22, 1996 the Board of Directors and the Compensation Committee determined that, in order to retain the incentive effect of the stock options granted to officers and employees of the Company in fiscal 1992, 1993 and 1994, it was appropriate to adjust the exercise price of such options to better reflect the current trading range of the Common Stock. Accordingly, the Company offered to reprice all of such options from their original exercise price to $14.50 per share, the closing price on April 22, 1996. At the same time, the vesting schedule of any options repriced would be delayed, such that the options would begin to vest ratably over the first four anniversaries of the effective date of the repricing. Additionally, the ten-year term of the options was delayed, such that the options would expire ten years from the effective date of the repricing. The Compensation Committee believes that the extension of the vesting schedule and expiration date is appropriate in light of the reduction in the option exercise price.

                              Submitted by the Compensation Committee for
                                fiscal 1996



                               THOMAS M. CLAFLIN, II, Chairman
                               NOAH T. HERNDON
                               C. WILLIAM ZADEL

SEVERANCE ARRANGEMENTS

     Mr. Stutz and Mr. Packer each have an employment agreement with the Company providing for a severance payment of twelve months' salary in the event their employment is terminated by the Company without cause. Each Agreement provides for non-competition for a period of three years following termination. At his fiscal 1996 base salary, Mr. Stutz would receive a severance payment of approximately $250,000 under this provision and Mr. Packer would receive a severance payment of approximately $180,000.

CERTAIN RELATIONSHIPS

     Noah T. Herndon, a director of the Company, is a partner of Brown Brothers Harriman & Co., with which the Company maintains a working capital line of credit and other customary, arm's-length banking relationships. M. Stephen Heilman is Founder, Chairman and Chief Executive Officer of Lifecor, Inc., in which the Company has made a $2 million investment. Pursuant to an agreement entered into in connection with such investment, the Company has agreed to give Mr. Heilman an opportunity to become a director of the Company, and Mr. Heilman has agreed to vote in favor of Mr. Stutz being elected to Lifecor, Inc.'s board of directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on a review of the reports of changes in beneficial ownership of the Corporation's Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 28, 1996, with the following exceptions: (i) Messrs. Bright, Claflin, Heilman, Herndon and Zadel inadvertently failed to file a Form 5 with the SEC with respect to one grant of 10,000 options each, (ii) Mr. Zadel inadvertently failed to file a Form 4 with respect to one acquisition of 1,000 shares of Common Stock, and (iii) Messrs. Borst, Boucher, Bright, Hamilton, Packer and Stutz inadvertently failed to file a Form 5 with respect to one repricing of options each. All such filings are currently being made.

                                   PROPOSAL 2
                    APPROVAL OF THE NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

BACKGROUND OF THE PLAN

     The Non-Employee Directors' Stock Option Plan ("the Directors' Plan") was adopted by the Board of Directors on April 23, 1996. The purpose of the proposed Directors' Plan is to promote the interests of the Company by providing an incentive to obtain and retain the services of highly qualified persons to serve on the Company's Board of Directors through the granting of options to purchase shares of Common Stock to eligible directors. The Directors' Plan provides for the granting of non-qualified options to purchase up to 100,000 shares of Common Stock, which currently represents approximately 1.6% of the total number of outstanding shares.

ELIGIBILITY

     The Directors' Plan provides for the grant of options to purchase Common Stock to each eligible director of the Company. No director who is an employee of the Company or any subsidiary thereof is eligible to participate in the Directors' Plan.

OPTIONS

     Pursuant to the Directors' Plan, each eligible director who was a member of the Board of Directors as of April 23, 1996, was awarded nonqualified options to purchase 10,000 shares of Common Stock. Each eligible director who is first elected to the Board of Directors after April 23, 1996 will also receive nonqualified options to purchase 10,000 shares of Common Stock upon election to the Board of Directors. All options granted vest in four equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The exercise price of the options granted to eligible directors is the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, certified or bank check, other instrument acceptable to the Compensation Committee, or shares of Common Stock (subject to certain restrictions). Options granted under the Directors' Plan are exercisable for ten years from the date of grant, or, with respect to vested options, the date at which such director to whom such option was granted ceases to serve on the Board of Directors. With respect to vested options, such options may be exercised until the date three months after such Director ceases to serve on the Board of Directors.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the Directors' Plan as it may deem proper and in the best interest of the Company; provided however, that no amendment may adversely affect options previously granted without the consent of the affected option holders. The Board of Directors may terminate the Directors' Plan at any time, except with respect to any options then outstanding.

VOTE REQUIRED FOR APPROVAL.

     Approval of the Directors' Plan requires the vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE DIRECTORS' PLAN IS IN THE BEST INTEREST OF THE COMPANY AND THEREFORE RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN.

                                   PROPOSAL 3
                    AMENDMENT OF THE 1992 STOCK OPTION PLAN

BACKGROUND OF THE PLAN

     The Company's 1992 Stock Option Plan (the "Plan") was adopted by the Board of Directors and the stockholders of the Company in April, 1992. The Plan replaced the Company's prior stock option plan, which was terminated by the Board of Directors except as to then-outstanding options. The Plan provides for the granting of "incentive stock options" under the Internal Revenue Code of 1986 and non-qualified options to purchase shares of Common Stock. Options under the Plan may be granted to officers, employees and consultants of the Company and its subsidiaries.

PROPOSED AMENDMENT OF THE PLAN

     As originally adopted, the Plan provided for the issuance of up to 450,000 shares of Common Stock pursuant to the exercise of options granted under the Plan. At that time, the Company had approximately 125 full-time and 9 part-time employees. As a result of the Company's rapid growth and the Board of Director's belief that stock options should not be reserved exclusively for senior management but should be granted as a performance incentive throughout the organization, the original shares remaining available for issuance under the Plan were nearly exhausted by the end of 1994. Accordingly, in January 1995 the Plan was amended, with the approval of the stockholders of the Company, to increase the number of shares of Common Stock available for issuance under the Plan by 300,000 shares.

     Since that time, the Company has continued to experience substantial growth. At November 1, 1996, the Company had 307 full-time and 11 part-time employees. The Company has granted options to approximately 26% of these employees, effectively depleting the pool of options available for issuance. On November 21, 1996 the Board of Directors adopted an amendment to the Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the Plan by 200,000 shares. In all other respects, the Plan would remain unchanged. The Board of Directors believes that the additional 200,000 shares, which represent approximately 3.2% of the outstanding shares of Common Stock, are necessary for the Company to continue to attract and retain the highly-qualified officers and employees necessary for its future growth.

VOTE REQUIRED FOR APPROVAL

     The proposed amendment of the Plan requires the vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND THEREFORE RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT.

                                 OTHER MATTERS

PRINCIPAL STOCKHOLDERS

     The following table presents information as to the persons or entities believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock on September 28, 1996 based on representations of officers and directors of the Company and certain filings made under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All such information was provided by the stockholders listed and reflects their beneficial ownership as of the dates specified in the footnotes to the table.

                                                                   NO. OF SHARES
        NAME AND ADDRESS                                           BENEFICIALLY    PERCENT
        OF BENEFICIAL OWNER                                           OWNED        OF CLASS
        -------------------                                        -------------   --------
        The Edgemont Asset.......................................      865,000       14.0%
          Management Corporation(1)
             17 Battery Place
             Suite 2624
             New York, New York 10004

        Kopp Investment Advisors, Inc.(2)........................    1,032,500       16.7%
             6600 France Avenue South, Suite 672
             Edina, MN 55435

        Massachusetts Financial Services Company(2)..............      606,600        9.8%
             500 Boylston Street
             Boston, MA 02116

---------------

(1) Based on information set forth in a Form 13F filed under the Exchange Act for the quarter ended September 30, 1996. The Company has been informed by The Edgemont Asset Management Corporation that it is the investment advisor to the Kaufmann Fund.

(2) Based on information set forth in a Form 13F filed under the Exchange Act for the quarter ended September 30, 1996.

INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Ernst & Young has served as the Company's independent auditors since 1984. A representative of Ernst & Young will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be included in the Company's proxy statement for the Company's 1998 Annual Meeting, it must be received at the principal executive offices of the Company on or before August 30, 1997. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement.

     In addition, the Company's By-laws provide that any stockholder wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive offices not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 30 days prior to the Anniversary Date, such nominations or proposals must be delivered to the Company not later than 75 days prior to such earlier date if the Company has given 75 days prior notice or public disclosure of the scheduled date or ten days prior to the earlier of the date on which notice of the meeting was mailed or the date on which public disclosure is made, if the Company has not given 75 days prior notice or public disclosure of the scheduled date, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Any such proposal should be mailed to: Zoll Medical Corporation, 32 Second Avenue, Northwest Park, Burlington, Massachusetts 01803, Attention: Clerk.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.


[X] PLEASE MARK VOTE
    AS IN THIS EXAMPLE

                                            1. Proposal to elect the following persons as Class II
                                               Directors to serve until the 2000 Annual Meeting and                With-     For All
       ZOLL MEDICAL                            until their successors are duly elected and qualified.      For     hold      Except
       CORPORATION
                                                  Willard M. Bright, Thomas M. Clafflin, II, and           [ ]      [ ]        [ ]
                                                              M. Stephen Hellman

                                               INSTRUCTION: To withhold authority to vote for any nominee, mark the "For All Except"
                                               box and strike a line through the nominee's name in the list above.

                                                                                                           For    Against    Abstain
      RECORD DATE SHARES:                   2. Proposal to approve the Company's Non-Employee
                                               Directors' Stock Option Plan.                               [ ]      [ ]        [ ]

                                            3. Proposal to amend the Company's 1992 Stock
                                               Option Plan to increase the number of shares of             [ ]      [ ]        [ ]
                                               the Company's Common Stock subject to issuance
                                               under the Plan.

                                            The undersigned hereby acknowledge(s) receipt of a copy of the accompanying
                                            Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1996 Annual Report and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

                                             --------------------
Please be sure to sign and date this Proxy.  Date
-----------------------------------------------------------------      Mark box at right if an address change or comments    [ ]
                                                                       have been noted on the reverse side of this card.


----------------------------------------------------------------
    Stockholder sign here              Joint-owner sign here
------------------------------------------------------------------------------------------------------------------------------------
 DETACH CARD                                                                                                           DETACH CARD

                                                     ZOLL MEDICAL CORPORATION

        Dear Stockholder,

        Please take note of the important information regarding the Company's management and financial results enclosed with this proxy card.

        Your vote on these matters counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark on box for each proposal on the proxy card above to indicate how your shares should be voted. Then, sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Stockholders to be held on February 4, 1997.

        Thank you in advance for your prompt consideration of these matters, which will help the Company avoid the expense of subsequent mailings.

        Sincerely,

        ZOLL MEDICAL CORPORATION


                           ZOLL MEDICAL CORPORATION

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 4, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Rolf S. Stutz and Richard A. Parker, and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Zoll Medical Corporation (the "Company") held by the undersigned as of the close of business on December 13, 1996, at the Annual Meeting of Stockholders to be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 on Tuesday, February 4, 1997, at 10:00 a.m., local time, and at any adjournments and postponements thereof.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF, AND AT THE
PROXIES DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

  ----------------------------------------------------------------------------
  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
  ----------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.
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